EXHIBIT 23.02

      CONSENT OF PINCOCK, ALLEN & HOLT


     [Pincock, Allen & Holt Letterhead]




                  March 25, 1998



Mr. John A. Bielun
Chief Financial Officer
Alta Gold Co.
601 Whitney Ranch Drive
Suite 10
Henderson, Nevada 89014

Dear Sirs:

     Pincock, Allen & Holt, a mining consulting firm based in Lakewood, Colorado, hereby consents to the incorporation by reference in the registration statements on Form S-8 (nos. 333-
5695, 333-05697 and 333-05699) and on Form S-3
(nos. 33-84046 and 333-26547) of Alta Gold Co. of
our report entitled "1997 Reserve Audit, Kinsley
Mountain Mine, Griffon Mine, Olinghouse Project,
Copper Flat Project and Lookout Mountain Project," dated March 6, 1998 and all references to our firm included in or made part of Alta Gold Co.'s Annual
Report or Form 10-K for the fiscal year ending
December 31, 1997.

                        Sincerely,



                        PINCOCK, ALLEN & HOLT

                        /s/ John W. Rozelle

                        John W. Rozelle, C.P.G.
                        Principal Geologist